Filed Pursuant to Rule 424(b)(5)
Registration No. 333-208065

PROSPECTUS SUPPLEMENT NO. 1
(To Prospectus dated December 8, 2015)

5,000,000 Shares

Common Stock

            We are offering an aggregate of 5,000,000 shares of our common stock, par value $0.001 per share, pursuant to stock purchase agreements we entered into with Draper Gain Investments Ltd and N2 Partners Ltd on October 6, 2016. The shares of common stock are being offered directly to the investors without a placement agent or underwriter. The purchase price for each share of common stock is $9.00.

            We are not paying underwriting discounts or commissions in connection with the offering. The proceeds to us before expenses will be $45.0 million. We estimate the total expenses of this offering will be $30,000.

            Our common stock is currently listed on the Nasdaq Global Select Market under the symbol “UEPS” and on the Johannesburg Stock Exchange under the symbol “NT1.” On October 5, 2016, the last reported sale price of our shares on the Nasdaq Global Select Market was $11.00 per share.

Investing in our common stock involves a high degree of risk. See the section entitled “Risk Factors” beginning on page S-6 of this prospectus supplement and in the documents we incorporate by reference in this prospectus supplement to read about factors you should consider before investing in our common stock.

            Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per share	Total
Offering price of the common stock	$9.00	$45,000,000
Total proceeds to us before expenses	$9.00	$45,000,000

            We anticipate that delivery of the shares of common stock will be made on or about November 9, 2016, subject to the satisfaction of certain conditions.

This prospectus supplement is dated October 6, 2016.

S-i

            You should rely only on the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information.

            We are not making an offer of the shares of common stock covered by this prospectus supplement in any jurisdiction where the offer is not permitted.

            The information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of its respective date, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus, or of any sale of common stock. You should not assume that the information contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the respective dates thereof.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

            This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference therein. The second part is the accompanying prospectus, dated December 8, 2015, which gives more general information, some of which may not apply to this offering. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using the SEC’s shelf registration rules. In this prospectus supplement, we provide you with specific information about the terms of this offering of shares of common stock. Generally, when we refer to the prospectus, we are referring to this prospectus supplement and the accompanying prospectus combined. Both this prospectus supplement and the accompanying prospectus include important information about us, our common stock and other information you should know before investing in the shares of common stock offered hereby. Any statement in the accompanying prospectus will be deemed to have been modified or superseded to the extent that a statement contained in this prospectus supplement modifies or supersedes that statement, and any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of the accompanying prospectus.

            Before you invest in shares of our common stock, you should carefully read this prospectus supplement, along with the accompanying prospectus, in addition to the information contained in the documents incorporated and deemed to be incorporated by reference in this prospectus supplement and in the accompanying prospectus as described under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we may prepare in connection with the disposition of these securities. We have not authorized anyone to provide you with different or additional information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Throughout this prospectus, the terms “Net1,” “Company,” “we,” “us” and “our” refer to Net 1 UEPS Technologies, Inc. and its consolidated subsidiaries, except if the context indicates otherwise.

            The information contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate only as of the respective dates of the applicable documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

            We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. In accordance with the Exchange Act, we file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information filed by us are available to the public free of charge at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.net1.com. With the exception of the reports specifically incorporated by reference in this prospectus supplement as set forth below, material contained on or accessible through our website is specifically not incorporated into this prospectus supplement. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You may obtain information on the operation of the SEC’s public reference facilities by calling the SEC at 1-800-SEC-0330.

            This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC. This prospectus supplement and the accompanying prospectus omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and the securities being offered hereby. Statements in this prospectus supplement or the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

            SEC rules allow us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference into this prospectus supplement and the accompanying prospectus is considered to be part of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents deemed to be furnished and not filed in accordance with SEC rules) until the offering of the securities under the registration statement is terminated or completed:

  Annual Report on Form 10-K for the fiscal year ended June 30, 2016, filed with the SEC on August 25, 2016;

  Current Reports on Form 8-K filed on August 29, 2016 and October 6, 2016;

  Definitive Proxy Statement on Schedule 14A filed with the SEC on September 30, 2016; and

  description of our common stock contained in Item 7 of Amendment No. 2 to our Form 10-SB filed on October 26, 2000, including any amendment or report filed with the SEC for the purpose of updating such description.

            Because we are incorporating by reference future filings with the SEC, this prospectus supplement and the accompanying prospectus are continually updated and later information filed with the SEC may update and supersede some of the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement and the accompanying prospectus or in any document previously incorporated by reference have been modified or superseded.

            We will provide without charge to each person, including any beneficial owners, to whom this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus supplement and the accompanying prospectus but were not delivered with this prospectus supplement, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from Mr. Herman G. Kotzé at President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road, Rosebank, Johannesburg, South Africa, telephone (2711) 343-2000.

            Information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future Current Report on Form 8-K that we file with the SEC, unless otherwise specified in such report, is not incorporated by reference in this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

            Forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein are based on the beliefs and assumptions of our management and on information currently available. Forward-looking statements include information about possible or assumed future results of operations in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other statements preceded by, followed by or that include the words “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of such terms and other comparable terminology.

            These forward looking statements involve risks and uncertainties that could cause our actual results to differ materially from those projected, anticipated or implied in the forward-looking statements. The following important factors, among others, could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements:

  our ability to maintain our SASSA contract and reduce our dependence on this contract;

  our ability to successfully expand our product and service offerings, both in South Africa and internationally, especially our mobile offerings and our financial inclusion offerings in South Africa;

  our ability to identify suitable acquisition candidates, complete acquisitions and successfully integrate the acquired businesses;

  our ability to compete successfully with other companies that offer smart card and mobile-based technologies, financial inclusion services and payment processing services;

  our ability to successfully leverage the recent investment in our company by the International Finance Corporation and the funds managed by IFC Asset Management Company;

  our ability to attract and retain skilled technical and sales employees and senior management;

  changes in South African government regulations that may affect our financial inclusion and other offerings;

  our ability to achieve applicable broad-based black economic empowerment objectives; and

  our ability to manage the risks associated with operating in South Africa and other emerging markets, including fluctuations in foreign currencies against our reporting currency.

            Additional information concerning these and other risk factors that might cause or contribute to such differences include, but are not limited to, those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2016 and our other reports we file with the SEC after the date of this prospectus supplement that will be incorporated by reference into this prospectus supplement and the accompanying prospectus. You should not place undue reliance on these forward-looking statements, which reflect our opinions only as of the date of this prospectus supplement. We undertake no obligation to release publicly any revisions to the forward-looking statements after the date of this prospectus supplement.

SUMMARY

            The following summary highlights information contained elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. The following summary does not contain all of the information that you should consider before investing in our common stock. To understand this offering fully, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the financial statements and the documents incorporated by reference.

Our Company

            We are a leading provider of payment solutions and transaction processing services across multiple industries and in a number of emerging economies.

            We have developed and market a comprehensive transaction processing solution that encompasses our smart card-based alternative payment system for the unbanked and under-banked populations of developing economies and for mobile transaction channels. Our market-leading system can enable the billions of people globally who generally have limited or no access to a bank account to enter affordably into electronic transactions with each other, government agencies, employers, merchants and other financial service providers. Our universal electronic payment system, or UEPS, and UEPS/EMV derivative discussed below, uses biometrically secure smart cards that operate in real-time but offline, unlike traditional payment systems offered by major banking institutions that require immediate access through a communications network to a centralized computer. This offline capability means that users of our system can conduct transactions at any time with other card holders in even the most remote areas so long as a smart card reader, which is often portable and battery powered, is available. Our off-line systems also offer the highest level of availability and affordability by removing any elements that are costly and are prone to outages. Our latest version of the UEPS technology has been certified by the EuroPay, MasterCard and Visa global standard, or EMV, which facilitates our traditionally proprietary UEPS system to interoperate with the global EMV standard and allows card holders to transact at any EMV-enabled point of sale terminal or automated teller machine, ATM. The UEPS/EMV technology has been deployed on an extensive scale in South Africa through the issuance of MasterCard-branded UEPS/EMV cards to our social welfare grant customers. In addition to effecting purchases, cash-backs and any form of payment, our system can be used for banking, healthcare management, international money transfers, voting and identification.

            We also provide secure transaction technology solutions and services, by offering transaction processing, financial and clinical risk management solutions to various industries. We have extensive expertise in secure online transaction processing, cryptography, mobile telephony, integrated circuit card (chip/smart card) technologies, and the design and provision of financial and value-added services to our cardholder base.

            Our technology is widely used in South Africa today, where we distribute pension and welfare payments, using our UEPS/EMV technology, to over nine million recipient cardholders across the entire country, process debit and credit card payment transactions on behalf of a wide range of retailers through our EasyPay system, process value-added services such as bill payments and prepaid airtime and electricity for the major bill issuers and local councils in South Africa, and provide mobile telephone top-up transactions for all of the South African mobile carriers. We are the largest provider of third-party and associated payroll payments in South Africa through our FIHRST service. We provide financial inclusion services such as microloans, mobile transacting and prepaid utilities to our cardholder base.

            Internationally, through KSNET, we are one of the top three value-added network, or VAN, processors in South Korea, and we offer card processing, payment gateway and banking value-added services in that country. Our XeoHealth service provides funders and providers of healthcare in the United States with an on-line real-time management system for healthcare transactions. Through Transact24, we offer debit, credit and prepaid processing and issuing services for Visa, MasterCard and ChinaUnionPay in China and other territories across Asia-Pacific, Europe and Africa, and the United States. Through Masterpayment, we provide payment processing and enable working capital financing in Europe.

            Our ZAZOO business unit is responsible for the worldwide technical development and commercialization of our array of web and mobile applications and payment technologies, such as Mobile Virtual Card, or MVC, Chip and GSM licensing and Virtual Top Up, or VTU, and has deployed solutions in many countries, including South Africa, Namibia, Nigeria, Malawi, Cameroon, the Philippines, India and Colombia.

Corporate Information

            We are headquartered in Johannesburg, South Africa. More information about us is available on our web site at www.net1.com. Information on our web site is not incorporated by reference into this prospectus. Our principal executive offices are located at President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road, Rosebank, Johannesburg, South Africa. Our phone number is (2711) 343-2000.

THE OFFERING

            The following is a brief summary of some of the terms of this offering and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus.

Securities we are offering	5,000,000 shares of common stock.

Purchase price	The purchase price of each share of common stock is $9.00.

Initial Purchasers	Draper Gain Investments Ltd and N2 Partners Ltd

Common stock outstanding before the offering(1)	52,521,345 shares of our common stock

Common stock to be outstanding after the offering	57,521,345 shares of our common stock

Use of proceeds after expenses	We plan to use the net proceeds from this offering to fund a portion of our investment in Blue Label Telecoms Limited and for general corporate purposes. See “Use of Proceeds.”

Market for our common stock

Our common stock is currently listed on the Nasdaq Global Select Market under the symbol “UEPS” and on the Johannesburg Stock Exchange under the symbol “NT1.” On October 5, 2016, the last reported sale price of our shares on the Nasdaq Global Select Market was $11.00 per share.

Risk factors

See the “Risk Factors” section contained in this prospectus supplement and in the documents we incorporated by reference in this prospectus supplement and the accompanying prospectus to read about factors you should consider before investing in our common stock.

____________________________________________
(1) Based on the number of shares outstanding as of September 23, 2016.

RISK FACTORS

            Our business is influenced by many factors that are difficult to predict, and that involve uncertainties that may materially affect our actual operating results, cash flows and financial condition. Before making an investment decision in our shares, you should carefully consider the specific factors set forth under the caption “Risk Factors” in our periodic reports filed with the SEC that are incorporated by reference herein (including the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended June 30, 2016) together with all of the other information appearing in this prospectus supplement and the accompanying prospectus or incorporated by reference into this prospectus supplement and the accompanying prospectus in light of your particular investment objectives and financial circumstances. If any of the identified risks actually occur, it could materially adversely affect our business, financial condition, operating results or prospects and the market price of our common stock. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also impair our business, financial condition, operating results and prospects and the market price of our common stock.

USE OF PROCEEDS

            We estimate that the net proceeds to us from this offering, after deducting our estimated offering expenses, will be approximately $44,970,000. We expect to use the net proceeds from our sale of securities to fund a portion of our investment in Blue Label Telecoms Limited (“Blue Label”), a Johannesburg Stock Exchange-listed company which is a leading provider of prepaid electricity and airtime in South Africa. Pursuant to the Blue Label Subscription Agreement, dated as of October 4, 2016, between the Company and Blue Label, the Company will purchase approximately 117.9 million ordinary shares of Blue Label at a price of ZAR16.96 per share, for an aggregate purchase price of ZAR2.0 billion ($144.0 million) in cash. We expect that the net proceeds from the Company’s investment in Blue Label will be used to fund an additional investment by Blue Label in Cell C (Proprietary) Limited, a leading mobile provider in South Africa.

PLAN OF DISTRIBUTION

            We are selling 2,500,000 shares of common stock directly to each of Draper Gain Investments Ltd and N2 Partners Ltd. The purchase price for each share of common stock is $9.00.

            We are not paying underwriting discounts or commissions in connection with the offering. We expect to receive proceeds from this offering (before expenses) in the amount of $45.0 million. We estimate that the expenses of this offering payable by us will be approximately $30,000.

            The shares of our common stock are being offered directly to the purchasers without a placement agent, underwriter, broker or dealer.

            The purchasers could be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, or the Securities Act, and, accordingly, required to comply with the requirements of the Securities Act and the Exchange Act.

            The transfer agent for our common stock is Computershare Trust Company, N.A. Our common stock is currently listed on the Nasdaq Global Select Market under the symbol “UEPS” and on the Johannesburg Stock Exchange under the symbol “NT1.”

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

            All purchasers of common stock in this offering are advised to consult their own tax advisors regarding the federal, state, local and foreign tax consequences of the purchase, ownership and disposition of such securities.

LEGAL MATTERS

            Certain legal matters in connection with the common stock offered hereby will be passed upon for us by DLA Piper LLP (US), New York, New York.

EXPERTS

            The consolidated financial statements incorporated in this prospectus by reference from Net 1 UEPS Technologies, Inc.’s Annual Report on Form 10-K and the related financial statement schedules, and the effectiveness of Net 1 UEPS Technologies, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche (South Africa), an independent registered public accounting firm, as stated in their reports, which are incorporated by reference. Such financial statements and financial statement schedules are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

$500,000,000
Common Stock, Preferred Stock, Debt Securities,
Warrants and Units

            This prospectus covers our offer and sale from time to time of any combination of common stock, preferred stock, debt securities, warrants or units described in this prospectus in one or more offerings. This prospectus provides a general description of the securities we may offer and sell. Each time we offer and sell securities we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities by us unless accompanied by the applicable prospectus supplement. The aggregate offering price of all securities sold by us under this prospectus may not exceed $500,000,000.

            The securities may be offered and sold by us to or through one or more underwriters, dealers or agents or directly to purchasers on a continuous or delayed basis. See “Plan of Distribution.”

            Our common stock is currently listed on The Nasdaq Global Select Market under the symbol “UEPS.” On November 30, 2015, the last reported sale price of our common stock was $15.13 per share. We may sell the shares of common stock through underwriters, through dealers, directly to one or more institutional purchasers or through agents.

            Investing in our securities involves risks that are referenced under the caption “Risk Factors” on page 4 of this prospectus. You should read this document and any prospectus supplement carefully before you invest.

            This prospectus will allow us to offer for sale securities over time. We will provide a prospectus supplement each time we issue securities, which will inform you about the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference before you invest in any of our securities. This prospectus may not be used to sell the securities unless accompanied by a prospectus supplement.

            Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

This prospectus is dated December 8, 2015.

TABLE OF CONTENTS
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ABOUT THIS PROSPECTUS

            This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may offer and sell, from time to time, any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000. This prospectus provides you with a general description of the securities we may offer and sell. Each time we sell securities under this shelf registration, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. You should read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information described under the heading “Where You Can Find More Information” before making an investment decision.

            We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement.

            This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities sold on a later date.

            This prospectus may not be used by us to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

            Unless the context otherwise requires, “Net1,” “Company,” “we,” “us” and “our” refer to Net 1 UEPS Technologies, Inc. and its consolidated subsidiaries. References to “securities” include any security that we might offer under this prospectus or any prospectus supplement.

            We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

THE COMPANY

            We are a leading provider of payment solutions and transaction processing services across multiple industries and in a number of emerging economies.

            We have developed and market a comprehensive transaction processing solution that encompasses our smart card-based alternative payment system for the unbanked and under-banked populations of developing economies and for mobile transaction channels. Our market-leading system can enable the billions of people globally who generally have limited or no access to a bank account to enter affordably into electronic transactions with each other, government agencies, employers, merchants and other financial service providers. Our universal electronic payment system, or UEPS, and UEPS/EMV derivative discussed below, uses biometrically secure smart cards that operate in real-time but offline, unlike traditional payment systems offered by major banking institutions that require immediate access through a communications network to a centralized computer. This offline capability means that users of our system can conduct transactions at any time with other card holders in even the most remote areas so long as a smart card reader, which is often portable and battery powered, is available. Our off-line systems also offer the highest level of availability and affordability by removing any elements that are costly and are prone to outages. Our latest version of the UEPS technology has been certified by the EuroPay, MasterCard and Visa global standard, or EMV, which facilitates our traditionally proprietary UEPS system to interoperate with the global EMV standard and allows card holders to transact at any EMV-enabled point of sale terminal or automated teller machine, ATM. The UEPS/EMV technology has been deployed on an extensive scale in South Africa through the issuance of MasterCard-branded UEPS/EMV cards to our social welfare grant customers. In addition to effecting purchases, cash-backs and any form of payment, our system can be used for banking, healthcare management, international money transfers, voting and identification.

            We also provide secure transaction technology solutions and services, by offering transaction processing, financial and clinical risk management solutions to various industries. We have extensive expertise in secure online transaction processing, cryptography, mobile telephony, integrated circuit card (chip/smart card) technologies, and the design and provision of financial and value-added services to our cardholder base.

            Our technology is widely used in South Africa today, where we distribute pension and welfare payments, using our UEPS/EMV technology, to over nine million recipient cardholders across the entire country, process debit and credit card payment transactions on behalf of a wide range of retailers through our EasyPay system, process value-added services such as bill payments and prepaid airtime and electricity for the major bill issuers and local councils in South Africa, and provide mobile telephone top-up transactions for all of the South African mobile carriers. We are the largest provider of third-party and associated payroll payments in South Africa through our FIHRST service. We provide financial inclusion services such as microloans, mobile transacting and prepaid utilities to our cardholder base.

            Internationally, through KSNET, we are one of the top three value-added network, or VAN, processors in South Korea, and we offer card processing, payment gateway and banking value-added services in that country. Our XeoHealth service provides funders and providers of healthcare in the United States with an on-line real-time management system for healthcare transactions.

            Our ZAZOO business unit is responsible for the worldwide technical development and commercialization of our array of web and mobile applications and payment technologies, such as Mobile Virtual Card, or MVC, Chip and GSM licensing and Virtual Top Up, or VTU, and has deployed solutions in many countries, including South Africa, Namibia, Nigeria, Malawi, Cameroon, the Philippines, India and Colombia.

            We are headquartered in Johannesburg, South Africa. More information about us is available on our web site at www.net1.com. Information on our web site is not incorporated by reference into this prospectus. Our principal executive offices are located at President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road, Rosebank, Johannesburg, South Africa. Our phone number is (2711) 343-2000.

RISK FACTORS

            Our business is influenced by many factors that are difficult to predict, and that involve uncertainties that may materially affect our actual operating results, cash flows and financial condition. Before making an investment decision in our securities, you should carefully consider the specific factors set forth under the caption “Risk Factors” in the applicable prospectus supplement and in our periodic reports filed with the SEC that are incorporated by reference herein (including the “Risk Factors” section beginning on page 13 of our Annual Report on Form 10-K for the fiscal year ended June 30, 2015) together with all of the other information appearing in this prospectus, in the applicable prospectus supplement or incorporated by reference into this prospectus in light of your particular investment objectives and financial circumstances.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

            Forward-looking statements in this prospectus and the documents incorporated by reference herein are based on the beliefs and assumptions of our management and on information currently available. Forward-looking statements include information about possible or assumed future results of operations in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our most recent Annual Report on Form 10-K, and other statements preceded by, followed by or that include the words “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of such terms and other comparable terminology.

            These forward looking statements involve risks and uncertainties that could cause our actual results to differ materially from those projected, anticipated or implied in the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in “Risk Factors.” You should not place undue reliance on these forward-looking statements, which reflect our opinions only as of the date of this prospectus. We undertake no obligation to release publicly any revisions to the forward-looking statements after the date of this prospectus.

USE OF PROCEEDS

            Unless otherwise indicated in a prospectus supplement, we anticipate that the net proceeds from our sale of any securities will be used for general corporate purposes, including working capital, acquisitions, retirement of debt and other business opportunities.

RATIO OF EARNINGS TO FIXED CHARGES

            The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

	Three Months Ended	Fiscal Year Ended June 30,
	September 30,
	2015	2015	2014	2013	2012	2011
Ratio of earnings to fixed charges	31.32	28.44	14.34	3.90	7.02	4.92

            The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For purposes of calculating the above ratios, “earnings” consist of net income from continuing operations before income tax expense and fixed charges. “Fixed charges” consist of interest expense (which includes interest on indebtedness and amortization of debt expense) and the portion of rents that we believe to be representative of the interest factor.

DESCRIPTION OF SECURITIES

            This prospectus contains a summary of the securities that Net1 may sell. These summaries are not meant to be a complete description of each security. However, this prospectus and the accompanying prospectus supplement contain the material terms of the securities being offered.

DESCRIPTION OF CAPITAL STOCK

            Our authorized capital stock consists of 200,000,000 shares of common stock and 50,000,000 shares of preferred stock. As of November 27, 2015, 47,322,702 shares of our common stock, par value $0.001 per share, and no shares of our preferred stock, were outstanding.

Common Stock

            The issued and outstanding shares of common stock are, and the shares of common stock that we may issue in the future will be, validly issued, fully paid and nonassessable. Holders of our common stock are entitled to share equally, share for share, if dividends are declared on our common stock, whether payable in cash, property or our securities. The shares of common stock are not convertible and the holders thereof have no preemptive or subscription rights to purchase any of our securities. Upon liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share equally, share for share, in our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of any series of preferred stock then outstanding. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of shareholders. There is no cumulative voting. Except as otherwise required by law or our amended and restated articles of incorporation, the holders of common stock vote together as a single class on all matters submitted to a vote of shareholders.

            Our common stock is listed on The Nasdaq Global Select Market, or Nasdaq, in the United States under the symbol “UEPS” and on the Johannesburg Stock Exchange in South Africa under the symbol “NT1.” Nasdaq is our principal market for the trading of our common stock.

Preferred Stock

            We may issue shares of preferred stock in series and may, at the time of issuance, determine the designations, preferences, conversion rights, cumulative, relative, participating optional or other rights, preferences and limitations of each series. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our company before any payment is made to the holders of shares of common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of a majority of the total number of directors then in office, our board of directors, without shareholder approval, may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of common stock.

DESCRIPTION OF DEBT SECURITIES

            The debt securities will be our direct unsecured general obligations. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and Wells Fargo Bank, National Association, as trustee. Senior debt securities will be issued under a senior indenture, which we refer to as the senior indenture. Subordinated debt securities will be issued under a subordinated indenture, which we refer to as the subordinated indenture. Together the senior indenture and the subordinated indenture are called the indentures.

            We have summarized select portions of the material provisions of the indentures below. The summary is not complete. The forms of the indentures have been filed as exhibits to the registration statement of which this prospectus forms a part, and you should read the indentures for provisions that may be important to you. We will indicate in the applicable prospectus supplement any material variation from the expected terms of the indentures described below.

General

            The debt securities will be our direct unsecured general obligations. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The subordinated debt securities will have a junior position to all of our senior debt.

            Because we are a holding company that conducts all of its operations through subsidiaries, holders of the debt securities will have a junior position to claims of creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred shareholders, except to the extent that the debt securities are guaranteed by one or more subsidiary guarantees.

            The provisions of each indenture allow us to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series.

            A prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. The terms will be established in an officers’ certificate or a supplemental indenture. The officers’ certificate or supplemental indenture will be signed at the time of issuance and will contain important information. The officers’ certificate or supplemental indenture will be filed as an exhibit to a Current Report on Form 8-K of Net1, which will be publicly available. The officers’ certificate or supplemental indenture will include some or all of the following terms for a particular series of debt securities:

  the title of the securities and any applicable CUSIP and/or ISIN numbers;

  any limit on the amount that may be issued;

  whether or not the debt securities will be issued in global form and who the depositary will be;

  the maturity date(s);

  the interest rate or the method of computing the interest rate;

  the date or dates from which interest will accrue, or how such date or dates will be determined, and the interest payment date or dates and any related record dates;

  the place(s) where payments will be made;

  Net1’s right, if any, to defer payment of interest and the maximum length of any deferral period;

  the terms and conditions on which the debt securities may be redeemed at the option of Net1;

  the date(s), if any, on which, and the price(s) at which Net1 is obligated to redeem, or at the holder’s option to purchase, such series of debt securities and other related terms and provisions;

  any provisions granting special rights to holders when a specified event occurs;

  any changes to or additional events of default or covenants;

  any special tax implications of the debt securities;

  the denominations in which the debt securities will be issued, if other than denominations of $1,000 and whole multiples of $1,000;

  the subordination terms of any subordinated debt securities; and

  any other terms that are not inconsistent with the indenture.

Fixed Rate Debt Securities

            Each fixed rate debt security will mature on the date specified in the applicable prospectus supplement. Each fixed rate debt security will bear interest from the date of issuance at the annual rate stated on its face until the principal is paid or made available for payment. Interest on fixed rate debt securities will be computed on the basis of a 360-day year of twelve 30-day months. Interest on fixed rate debt securities will accrue from and including the most recent interest payment date in respect of which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the issue date or any other date specified in a prospectus supplement on which interest begins to accrue. Interest will accrue to but excluding the next interest payment date, or, if earlier, the date of maturity or earlier redemption or repayment, as the case may be.

            Payments of interest on fixed rate debt securities will be made on the interest payment dates specified in the applicable prospectus supplement. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date.

            Unless otherwise specified in the applicable prospectus supplement, if any scheduled interest payment date, maturity date or date of redemption or repayment is not a business day, then we may pay the applicable interest, principal and premium, if any, on the next succeeding business day, and no additional interest will accrue during the period from and after the scheduled interest payment date, maturity date or date of redemption or repayment.

            A fixed rate debt security may pay a level amount in respect of both interest and principal amortized over the life of the debt security. Payments of principal and interest on amortizing debt securities will be made on the interest payment dates specified in the applicable prospectus supplement, and at maturity or upon any earlier redemption or repayment. Payments on amortizing debt securities will be applied first to interest due and payable and then to the reduction of the unpaid principal amount. We will provide to the original purchaser, and will furnish to subsequent holders upon request to us, a table setting forth repayment information for each amortizing debt security.

Floating Rate Debt Securities

            Each floating rate debt security will mature on the date specified in the applicable prospectus supplement.

            Unless otherwise specified in the applicable prospectus supplement, each floating rate debt security will bear interest at “LIBOR” plus a margin to be specified in the applicable prospectus supplement. A floating rate debt security may also have either or both of the following limitations on the interest rate:

  a maximum limitation, or ceiling, on the rate of interest which may accrue during any interest period, which we refer to as the “maximum interest rate”; and/or a minimum limitation, or floor, on the rate of interest that may accrue during any interest period, which we refer to as the “minimum interest rate.”

            Any applicable maximum interest rate or minimum interest rate will be set forth in the applicable prospectus supplement.

            Interest on floating rate debt securities will accrue from and including the most recent interest payment date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the issue date or any other date specified in a prospectus supplement on which interest begins to accrue. Interest will accrue to but excluding the next interest payment date, or, if earlier, the date on which the principal has been paid or duly made available for payment, except as described below.

            The interest rate in effect from the date of issue to the first interest reset date for a floating rate debt security will be the initial interest rate specified in the applicable prospectus supplement. We refer to this rate as the “initial interest rate.” The interest rate on each floating rate debt security may be reset daily, weekly, monthly, quarterly, semiannually or annually. This period is the “interest reset period” and the first day of each interest reset period is the “interest reset date.” The “interest determination date” for any interest reset date is the day the calculation agent will refer to when determining the new interest rate at which a floating rate will reset.

            “LIBOR” for each interest reset date, other than for the initial interest rate, will be determined by the calculation agent as follows:

(i)

LIBOR will be the offered rate for deposits in U.S. dollars for the three month period which appears on “Telerate Page 3750” at approximately 11:00 a.m., London time, two “London banking days” prior to the applicable interest reset date.

(ii)

If this rate does not appear on the Telerate Page 3750, the calculation agent will determine the rate on the basis of the rates at which deposits in U.S. dollars are offered by four major banks in the London interbank market (selected by us) at approximately 11:00 a.m., London time, two London banking days prior to the applicable interest reset date to prime banks in the London interbank market for a period of three months commencing on that interest reset date and in principal amount equal to an amount not less than $1,000,000 that is representative for a single transaction in such market at such time. In such case, the calculation agent will request the principal London office of each of the aforesaid major banks to provide a quotation of such rate. If at least two such quotations are provided, LIBOR for that interest reset date will be the average of the quotations. If fewer than two quotations are provided as requested, LIBOR for that interest reset date will be the average of the rates quoted by three major banks in New York, New York (selected by us) at approximately 11:00 a.m., New York time, two London banking days prior to the applicable interest reset date for loans in U.S. dollars to leading banks for a period of three months commencing on that interest reset date and in a principal amount equal to an amount not less than $1,000,000 that is representative for a single transaction in such market at such time; provided that if fewer than three quotations are provided as requested, for the period until the next interest reset date, LIBOR will be the same as the rate determined on the immediately preceding interest reset date.

            The interest reset dates will be specified in the applicable prospectus supplement. If an interest reset date for any floating rate debt security falls on a day that is not a business day, it will be postponed to the following business day, except that, if that business day is in the next calendar month, the interest reset date will be the immediately preceding business day.

            A “London banking day” is any day in which dealings in U.S. dollar deposits are transacted in the London interbank market. “Telerate Page 3750” means the display page so designated on the Telerate Service for the purpose of displaying London interbank offered rates of major banks (or any successor page).

            The applicable prospectus supplement will specify a calculation agent for any issue of floating rate debt securities. The calculation agent will, upon the request of the holder of any floating rate debt security, provide the interest rate then in effect. All calculations made by the calculation agent in the absence of willful misconduct, bad faith or manifest error shall be conclusive for all purposes and binding on us and the holders of the floating rate debt securities. We may appoint a successor calculation agent at any time at our discretion and without notice.

            All percentages resulting from any calculation of the interest rate with respect to the floating rate debt securities will be rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655) and 9.876544% (or .09876544) would be rounded to 9.87654% (or .0987654)), and all dollar amounts in or resulting from any such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

            Interest on the floating rate debt securities will be computed and paid on the basis of a 360-day year and the actual number of days in each interest payment period. The interest rate on the floating rate debt securities will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

            We will pay interest on floating rate debt securities on the interest payment dates specified in the applicable prospectus supplement. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date. If any scheduled interest payment date, other than the maturity date or any earlier redemption or repayment date, for any floating rate debt security falls on a day that is not a business day, it will be postponed to the following business day, except that if that business day would fall in the next calendar month, the interest payment date will be the immediately preceding business day. If the scheduled maturity date or any earlier redemption or repayment date of a floating rate debt security falls on a day that is not a business day, the payment of principal, premium, if any, and interest, if any, will be made on the next succeeding business day, but interest on that payment will not accrue during the period from and after the maturity, redemption or repayment date.

Conversion or Exchange Rights

            The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock, debt securities or other securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of Net1. These provisions may allow or require adjustment of the number of shares of common stock or other securities of Net1 to be received by the holders of such series of debt securities.

Optional Redemption

            Unless the prospectus supplement relating to any series of debt securities provides otherwise with respect to such series, each series of debt securities will be redeemable in whole at any time or in part from time to time, at our option, at a redemption price equal to the greater of:

•	100% of the principal amount of the series of debt securities to be redeemed; or

•

the sum of the present values of the remaining scheduled payments of principal and interest on the series of debt securities to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate plus a spread as specified in the applicable prospectus supplement.

            In each case we will pay accrued and unpaid interest on the principal amount to be redeemed to the date of redemption.

            “Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the series of debt securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such series of debt securities.

            “Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

            “Independent Investment Banker” means the investment banking institution or institutions specified in the applicable prospectus supplement and their respective successors, or, if such firms or the successors, if any, to such firm or firms, as the case may be, are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by us.

            “Reference Treasury Dealer” means the investment banking institutions specified as such in the applicable prospectus supplement; provided, however, that if any of them ceases to be a primary U.S. Government securities dealers (each a “Primary Treasury Dealer”), we will substitute another Primary Treasury Dealer.

            “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

            “Treasury Rate” means, with respect to any redemption date, the rate per year equal to:

(i)

the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that, if no maturity is within three months before or after the remaining life of the series of debt securities to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or

(ii)

if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

            The Treasury Rate will be calculated on the third business day preceding the redemption date. As used in the immediately preceding sentence and in the definition of “Reference Treasury Dealer Quotations” above, the term “business day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed. The Trustee shall have no obligation to calculate the redemption price.

            Notice of any redemption will be mailed at least 30 but not more than 60 days before the redemption date to each holder of record of the series of debt securities to be redeemed at its registered address. The notice of redemption will state, among other things, the amount of the series of debt securities to be redeemed, the redemption date, the manner in which the redemption price will be calculated and the place or places that payment will be made upon presentation and surrender of the series of debt securities to be redeemed. If less than all of a series of debt securities are to be redeemed at our option, the trustee will select, in a manner it deems fair and appropriate (and in accordance with the procedures of the depositary), the debt securities of that series, or portions of the debt securities of that series, to be redeemed. Unless we default in the payment of the redemption price with respect to any debt securities called for redemption, interest will cease to accrue on such debt securities at the redemption date.

            We will not be required (i) to issue, register the transfer of or exchange any series of debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any debt securities of any series so selected for redemption in whole or in part, except the unredeemed portion of any such series of debt securities being redeemed in part.

Covenants

            Under the indentures, Net1 agrees to pay the interest, principal and any premium on the debt securities when due, and to maintain a place of payment. In addition, we must comply with the covenants described below:

            Limitation on Liens on Stock of our Significant Subsidiaries. The indentures prohibit us and our subsidiaries from directly or indirectly creating, assuming, incurring or permitting to exist any Indebtedness secured by any lien on the voting stock or voting equity interest of our Significant Subsidiaries (as defined in the indentures) unless the debt securities then outstanding (and, if we so elect, any other Indebtedness of Net1 that is not subordinate to such debt securities and with respect to which we are obligated to provide such security) are secured equally and ratably with such Indebtedness for so long as such Indebtedness is so secured. “Indebtedness” is defined as the principal of and any premium and interest due on indebtedness of a person (as defined in the indentures), whether outstanding on the original date of issuance of a series of debt securities or thereafter created, incurred or assumed, which is (a) indebtedness for money borrowed and (b) any amendments, renewals, extensions, modifications and refundings of any such indebtedness. For the purposes of this definition, “indebtedness for money borrowed” means (1) any obligation of, or any obligation guaranteed by, such person for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, (2) any obligation of, or any obligation guaranteed by, such person evidenced by bonds, debentures, notes or similar written instruments, including obligations assumed or incurred in connection with the acquisition of property, assets or businesses (provided, however, that the deferred purchase price of any business or property or assets shall not be considered Indebtedness if the purchase price thereof is payable in full within 90 days from the date on which such indebtedness was created), and (3) any obligations of such person as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles and leases of property or assets made as part of any sale and lease-back transaction to which such person is a party. For purposes of this covenant only, Indebtedness also includes any obligation of, or any obligation guaranteed by, any person for the payment of amounts due under a swap agreement or similar instrument or agreement, or under a foreign currency hedge or similar instrument or agreement. If we are required to secure outstanding debt securities equally and ratably with other Indebtedness under this covenant, we will be required to document our compliance with the covenant and enter into a supplemental agreement or indenture and to take such action as we may deem advisable to enable us to enforce the rights of the holders of the outstanding debt securities so secured.

Provision of Compliance Certificate. We are required under the indentures to deliver to the trustee within 120 days after the end of each fiscal year an officer’s certificate certifying as to our compliance with all conditions and covenants under the relevant indenture, or if we are not in compliance, identifying and describing the nature and status of such non-compliance.

Consolidation, Merger or Sale

            The indentures do not restrict the ability of Net1 to merge or consolidate, or sell, convey, transfer or lease all or substantially all of its assets as long as certain conditions are met. We may only merge or consolidate with, or convey, transfer or lease all of our assets to, any person, if doing so will not result in an event of default. Any such successor, acquiror or lessor of such assets must expressly assume all of the obligations of Net1 under the indentures and the debt securities and will succeed to every right and power of Net1 under the indentures. Thereafter, except in the case of a lease, the predecessor or transferor of such assets will be relieved of all obligations and covenants under the relevant indenture and debt securities.

Events of Default Under the Indentures

The following are events of default under the indentures with respect to any series of debt securities issued:

  we fail to pay interest when due and such failure continues for 90 days, unless the time for payment has been properly extended or deferred in accordance with the terms of the particular series;

  we fail to pay the principal or any premium when due, unless the maturity has been properly extended in accordance with the terms of the particular series;

  we fail to observe or perform any other covenant or agreement contained in the debt securities or the indentures, other than a covenant or agreement specifically relating to another series of debt securities, and such failure continues for 90 days after we receive a notice of default from the trustee or from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of all of the affected series;

  certain events of bankruptcy or insolvency, whether voluntary or not; and

  any additional events of default that may be established with respect to a particular series of debt securities under the indentures, as may be specified in the applicable prospectus supplement.

            If, with regard to any series, an event of default resulting from a failure to pay principal, any premium or interest occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal of all debt securities of that series immediately due and payable.

            If an event of default other than a failure to pay principal, any premium or interest occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of all affected series (all such series voting together as a single class) may declare the principal of all debt securities of such affected series immediately due and payable.

            The holders of a majority in principal amount of the outstanding debt securities of all affected series (voting together as a single class) may waive any past default with respect to such series and its consequences, except a default or events of default regarding payment of principal, any premium or interest, in which case the holders of the outstanding debt securities of each affected series shall vote to waive such default or event of default as a separate class. Such a waiver will eliminate the default.

            Unless otherwise specified in the indentures, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the relevant indenture unless the holders of the debt securities have offered the trustee indemnity satisfactory to the trustee against the costs, expenses and liabilities that it might incur. The holders of a majority in principal amount of the outstanding debt securities of all series affected by an event of default, voting together as a single class, or, in the event of a default in the payment of principal, any premium or interest, the holders of a majority of the principal amount outstanding of each affected series voting as a separate class, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that:

  such direction is not in conflict with any law or the applicable indenture or unduly prejudicial to the rights of holders of any other series of debt securities outstanding under the applicable indenture; and

  the trustee need not take any action that might involve it in personal liability.

            A holder of the debt securities of a particular series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies, in each case with respect to such series of debt securities, if:

  the holder has given written notice to the trustee of a continuing event of default;

  in the case of an event of default relating to the payment of principal, any premium or interest, the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the particular series have made written request to the trustee to institute proceedings as trustee;

  in the case of an event of default not relating to payment of principal, any premium or interest, the holders of at least 25% in aggregate principal amount of the outstanding debt securities of all series affected by such event of default (voting together as a single class) have made written request to the trustee to institute proceedings as trustee;

  such holders have offered indemnity satisfactory to the trustee to cover the cost of the proceedings; and

  the trustee does not institute a proceeding, and does not receive conflicting directions from a majority in principal amount of the outstanding debt securities of (i) the particular series, in the case of an event of default relating to the payment of principal, any premium or interest or (ii) all affected series, in the case of an event of default not relating to the payment of principal, any premium or interest, in each case, within 60 days of receiving the written notice of an event of default.

Modification of Indenture; Waiver

Without the consent of any holders of debt securities, Net1 and the trustee may change an indenture:

  to fix any ambiguity, defect or inconsistency in the indenture;

  to effect the assumption of a successor corporation of our obligations under such indenture and the outstanding debt securities;

  to add to our covenants for the benefit of the holders of all or any series of debt securities under such indenture or surrender any right or power we have under such indenture;

  to change anything that does not materially adversely affect the interests of any holder of debt securities of any series; and

  to effect certain other limited purposes described in the indenture.

            The rights of holders of a series of debt securities may be changed by Net1 and the trustee with the written consent of the holders of a majority of the principal amount of the outstanding debt securities of all series then outstanding under the relevant indenture (all such series voting together as a single class). However, the following changes may only be made with the consent of each holder of debt securities of each series affected by the change:

  extending the fixed maturity;

  reducing the principal amount;

  reducing the rate of or extending the time of payment of interest;

  reducing any premium payable upon redemption;

  reducing the percentage of debt securities referred to above, the holders of which are required to consent to any amendment; or

  in respect of the subordinated indenture, making any change to the subordination terms of any debt security that would adversely affect the holders of the debt securities of that series.

Rights and Duties of the Trustee

            The trustee, except when there is an event of default, will perform only those duties as are specifically stated in the indentures. If an event of default has occurred with respect to any series of debt securities, the trustee shall exercise with respect to such debt securities the rights and powers it has under the indenture and use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Except as provided in the preceding sentence, the trustee is not required to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered security or indemnity satisfactory to it against the costs, expenses and liabilities that it might incur. The trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties or exercising its rights or powers unless it reasonably believes that it will be repaid or receive adequate indemnity. The trustee will not be deemed to have any notice of any default or event of default unless a responsible officer of the trustee has actual knowledge of or receives written notice of the default which specifies the affected securities and the relevant indenture. Furthermore, the rights and protections of the trustee, including its right of indemnification under the indentures, extend to the trustee’s officers, directors, agents and employees, and will survive the trustee’s resignation and removal and termination of the indentures.

Payment and Paying Agents

            We will pay interest on any debt securities to the person in whose name the debt securities are registered on the regular record date for the applicable interest payment date.

            We will pay principal, any premium and interest on the debt securities of a particular series at the office of one or more paying agents that we designate for that series. Unless otherwise stated in the applicable supplemental indenture and prospectus supplement, we will initially designate the corporate trust office of the trustee in the City of New York as our sole paying agent. We will be required to maintain a paying agent in each place of payment for the debt securities.

            All money we pay to a paying agent or the trustee for the payment of principal, any premium or interest on any debt security which remains unclaimed for a period of two years after the principal, premium or interest has become due and payable will, upon our request, be repaid to us, and the holder of the debt security may then look only to us for payment of those amounts.

Governing Law

            The indentures and the debt securities will be governed by and interpreted in accordance with the laws of the State of New York.

Subordination of Subordinated Debt Securities

            The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to our other indebtedness on the terms described in the prospectus supplement relating to such securities. The subordinated indenture does not limit the amount of subordinated debt securities which we may issue, nor does it limit our ability to issue any other secured or unsecured debt.

            The prospectus supplement relating to any series of subordinated debt securities will disclose the amount of debt of Net1 that will be senior to those subordinated debt securities.

Subsidiary Guarantees

            If specified in the prospectus supplement, certain of our subsidiaries may guarantee our obligations relating to debt securities issued under this prospectus. The specific terms and provisions of each subsidiary guarantee will be disclosed in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

            We may issue warrants to purchase our debt or equity securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

            As specified in the applicable prospectus supplement, we may issue units consisting of warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities.

FORMS OF SECURITIES

            Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

            We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

            If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

            Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

            So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

            Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Net1, the trustees, the warrant agents, the unit agents or any other agent of Net1, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

            We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

            If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

            We may sell or dispose of the securities in one or more of the following ways (or in any combination) from time to time:

            •    through underwriters or dealers;

            •    directly to a limited number of purchasers or to a single purchaser (including block transactions);

            •    through agents; or

            •    an offering of shares by way of a distribution to shareholders, partners or members.

            The prospectus supplement will state the terms of the offering of the securities, including:

            •    the name or names of any underwriters, dealers or agents;

            •    the purchase price of such securities and the proceeds to be received by us, if any;

            •    any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

            •    any initial public offering price;

            •    any discounts or concessions allowed or reallowed or paid to dealers; and

            •    any securities exchanges on which the securities may be listed.

            Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

            If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

            •    negotiated transactions;

            •    at a fixed public offering price or prices, which may be changed;

            •    at market prices prevailing at the time of sale;

            •    at prices related to prevailing market prices; or

            •    at negotiated prices.

            Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

            We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

            We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

            Underwriters and agents may be entitled under agreements entered into with us for indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

            Each series of securities will be a new issue of securities and will have no established trading market other than the common stock which is listed on The Nasdaq Global Select Market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.

WHERE YOU CAN FIND MORE INFORMATION

            We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street NE, Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference facilities by calling the SEC at 1-800-SEC-0330. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC at its principal office at 100 F Street NE, Room 1580, Washington, D.C. 20549-1004. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are accessible through the internet at that website. Our reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports, are also available for download, free of charge, as soon as reasonably practicable after these reports are filed with the SEC, at our website at www.net1.com. The content of our website is not a part of this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

            The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), between the date of this prospectus and the termination of the offering of the securities:

  Annual Report on Form 10-K for the fiscal year ended June 30, 2015 filed on August 20, 2015;

  Current Reports on Form 8-K filed on August 21, 2015, September 17, 2015, October 15, 2015, November 5, 2015 and November 12, 2015 (only the Current Report on Form 8-K containing Item 5.07 disclosure);

  Definitive Proxy Statement on Schedule 14A filed with the SEC on October 2, 2015; and

  Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, filed on November 5, 2015.

            We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus but not delivered with this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from Mr. Herman G. Kotzé at President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road, Rosebank, Johannesburg, South Africa, telephone (2711) 343-2000.

            Information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future Current Report on Form 8-K that we file with the SEC, unless otherwise specified in such report, is not incorporated by reference in this prospectus.

LEGAL MATTERS

            DLA Piper LLP (US), New York, New York, will provide us with an opinion as to certain legal matters in connection with the securities being offered hereby.

EXPERTS

            The consolidated financial statements incorporated in this prospectus by reference from Net 1 UEPS Technologies, Inc.’s Annual Report on Form 10-K and the related financial statement schedules, and the effectiveness of Net 1 UEPS Technologies, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche (South Africa), an independent registered public accounting firm, as stated in their reports, which are incorporated by reference. Such financial statements and financial statement schedules are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

5,000,000 Shares
Common Stock

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PROSPECTUS SUPPLEMENT
October 6, 2016
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